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                                                                   EXHIBIT 10.18

                            MEMORANDUM OF AGREEMENT
                  BETWEEN THE OFFICE OF MANAGEMENT AND BUDGET
                  AND THE UNITED STATES ENRICHMENT CORPORATION
                   RELATING TO POST-PRIVATIZATION LIABILITIES

      THIS MEMORANDUM OF AGREEMENT is entered into as of the 6th day of April, 1998, by and between the OFFICE OF MANAGEMENT AND BUDGET ("OMB") and the UNITED STATES ENRICHMENT CORPORATION ("USEC" or the "CORPORATION").

RECITALS

      WHEREAS, the Energy Policy Act of 1992, Public Law 102-486 (the "Energy Policy Act"), amended the Atomic Energy Act of 1954 by establishing USEC as a wholly-owned government corporation to take over the operation of the United States Department of Energy's uranium enrichment enterprise; and

      WHEREAS, Subchapter A of Title III of Public Law 104-134, the USEC Privatization Act, in Section 3103, authorized the Corporation's Board of Directors, with approval of the Secretary of the Treasury, to transfer the interest of the United States in the Corporation to the private sector in a manner that provides for the long-term viability of the Corporation, provides for the continuation by the Corporation of the operation of DOE's Gaseous Diffusion Plants (the "GDP's"), provides for the protection of the public interest in maintaining a reliable and economical domestic source of uranium mining, enrichment and conversion services, and, to the extent not inconsistent with such purposes, secures the maximum proceeds to the United States; and

      WHEREAS, the USEC Privatization Act further provides, in Section 3109, that except for certain specified liabilities which shall remain the direct liabilities of the Secretary of Energy and except as otherwise provided in a memorandum of agreement entered into by the Corporation and OMB prior to the date on which the ownership of the Corporation is transferred to private investors (the "Privatization Date"), all liabilities arising out of the operation of the Corporation between July 1, 1993, and the Privatization Date shall remain the direct liabilities of the United States; and





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      WHEREAS, in order to fulfill the requirements of Section 3109 of the USEC
Privatization Act in a manner that is consistent with the purposes of the Energy Policy Act and of the USEC Privatization Act, OMB and USEC have entered into this Memorandum of Agreement;

      NOW, THEREFORE, under the authority of the USEC Privatization Act, the Energy Policy Act, the Atomic Energy Act and other law, OMB and USEC hereby agree as follows:

ARTICLE 1 DEFINITIONS

The following terms when capitalized and used in this Agreement shall have the meanings indicated below.

      "Corporation" means the United States Enrichment Corporation or "USEC," as defined below.

      "DOE" means the United States Department of Energy, any employee or contractor thereof (other than USEC), or any authorized agent thereof (other than USEC).

      "EEI" means Electric Energy, Inc., which provides power to the Paducah, Kentucky Gaseous Diffusion Plant under contract with DOE.

      "Energy Policy Act" means the Energy Policy Act of 1992, Title IX of Public Law 102-486.

      "Gaseous Diffusion Plants" or "GDP's" means the gaseous diffusion plants at Paducah, Kentucky and Portsmouth, Ohio owned by DOE, portions of which are leased to USEC.

      "LMUS" means Lockheed Martin Utility Services, Inc., a private corporation which provides certain operation, maintenance and other services at the GDP's under contract to USEC, and includes all its predecessors, successors and assigns, including but not limited to Martin Marietta Utility Services and Martin Marietta Energy Systems.

      "OMB" means the Office of Management and Budget of the United States, any employee or contractor thereof, or any authorized agent.



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      "OVEC" means the Ohio Valley Electric Corporation, which provides power to the Portsmouth, Ohio Gaseous Diffusion Plant under contract with DOE.

      "Pre-privatization Period" means the period beginning on July 1, 1993, and ending on the Privatization Date.

      "Privatization Date" means the date on which 100 percent of the ownership of the Corporation has been transferred to private investors pursuant to the USEC Privatization Act.

      "Secretary" means the Secretary of Energy.

      "USEC" means the United States Enrichment Corporation and its successors and assigns, including, but not limited to, the private company created pursuant to Section 3105 of the USEC Privatization Act and to which the assets of USEC will be transferred and the successors and assigns of such private company.

      "Waste" means solid, hazardous, low-level radioactive, and mixed waste that was generated by USEC during the Pre-privatization period and that is stored at the GDP's and identified as USEC's as of the Privatization Date.

      "USEC Privatization Act" means Title III of Public Law 104-134.

ARTICLE 2 POST-PRIVATIZATION LIABILITIES

Section 2.1  Post-Privatization Liabilities of USEC.  In accordance with
Section 3109 of the USEC Privatization Act, the following liabilities, as described and defined below, shall remain with and continue to be the liabilities of USEC subsequent to the Privatization Date, to the extent such liabilities have not been paid or satisfied prior to that date:

(a) LMUS pension benefits: This liability shall consist of USEC's pro-rata share, attributable to the Pre-privatization Period, of pension benefits for LMUS employees to be paid under the terms of LMUS's Contract No. USEC-96-C-0001 for the operation of the GDP's.



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(b)   LMUS post-retirement health benefits:  This liability shall consist of
USEC's pro-rata share, attributable to the Pre-privatization Period, of post-retirement health benefits for LMUS employees to be paid under the terms of LMUS's Contract No. USEC-96-C-0001 for the operation of the GDP's.

(c) LMUS severance benefits: This liability shall consist of USEC's pro-rata share, attributable to the Pre-privatization Period, of LMUS severance program costs under the terms of LMUS's Contract No. USEC-96-C-0001 for the operation of the GDP's.

(d) OVEC plant post-retirement health benefits: This liability, based on provisions in the power contracts negotiated by DOE with OVEC (Contract No. DE-AC05-76ORO1530), shall consist of USEC's pro-rata share, attributable to the Pre-privatization Period, of post-retirement health benefits for employees working at the OVEC power plant.

(e) Power plant shutdown and demolition costs: This liability, based on provisions in the power contracts negotiated by DOE with OVEC and EEI (Contract No. DE-AC05-760R01530 and Contract No. DE-AC05-760R01312, respectively), shall consist of USEC'S pro-rata share, attributable to the Pre-privatization Period, of the shutdown and demolition costs for the OVEC and EEI power plants.

(f) Disposal of stored waste: Title to the Waste that was generated by USEC during the Pre-privatization Period and that is stored at the GDP's as of the Privatization Date shall be transferred with USEC. Nothing herein shall be construed as transferring or limiting the liability of the Secretary as set forth in Section 3109 (a) (3) of the USEC Privatization Act.

Section 2.2 Estimated Amount of USEC Post-Privatization Liabilities. In order to further define and identify the liabilities set forth in Section 2.1 of this Agreement, OMB and USEC agree that the Schedule attached hereto as Attachment 1 reflects the estimated amounts of the liabilities described in
Section 2.1 as of December 31, 1997. The amount of such liabilities at the Privatization Date shall be determined at that time.


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Section 2.3       Other USEC Post-Privatization Liabilities.  In accordance
with Section 3109 of the USEC Privatization Act, it is understood and agreed that USEC shall have no liabilities attributable to its activities prior to the Privatization Date, except as specified in Section 2.1 of this Agreement.

Section 2.4 Other Agreements. Nothing contained in this Agreement shall modify or supersede the assignment of liabilities or other terms of other agreements which have been entered into between USEC and other government entities as of the Privatization Date including, but not limited to, those agreements listed in Attachment 2, except insofar as such agreements assign to USEC liabilities attributable to activities prior to the Privatization Date. In accordance with Section 3109 of the Privatization Act, other than those liabilities specified in Section 2.1, all such liabilities attributable to activities prior to the Privatization Date shall remain the direct liabilities of the United States.

ARTICLE 3 APPLICABLE LAW

      This Agreement shall be governed and construed in accordance with the Federal laws of the United States of America.

      IN WITNESS WHEREOF, OMB and USEC have caused this Agreement to be executed and delivered as of the date first above written and hereby affix the signatures of their duly authorized representatives:

OFFICE OF MANAGEMENT AND BUDGET

By:   /s/ Franklin D. Raines
      ---------------------------------
      Franklin D. Raines
      Director

                  AND

UNITED STATES ENRICHMENT CORPORATION

By:   /s/ William H. Timbers, Jr.
      ---------------------------------
      William H. Timbers, Jr.
      President and Chief Executive Officer




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